POWER OF ATTORNEY

The undersigned President of the Funds listed on Attachment A hereby constitutes and appoints James Bitetto, Sonalee Cross, Deirdre Cunnane, Sarah S. Kelleher, Bennett A. MacDougall, Jeff S. Prusnofsky, Peter M. Sullivan and Natalya Zelensky, and each of them, with full power to act without the other, her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the person whose signature appears below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the person whose signature appears below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Renee LaRoche-Morris Renee LaRoche-Morris President	May 31, 2019

STATE OF NEW YORK ) ) ss COUNTY OF NEW YORK )

On May 31, 2019 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.
/s/ Loretta Johnston Notary Public

Dreyfus Fund Power of Attorney LaRoche-Morris 2019

ATTACHMENT A

CitizensSelect Funds
Dreyfus Prime Money Market Fund
Dreyfus Institutional Preferred Treasury Securities Money Market Fund
Dreyfus AMT-Free Municipal Cash Management Plus
Dreyfus AMT- Free New York Municipal Cash Management
Dreyfus Cash Management
The Dreyfus Fund Incorporated
Dreyfus Government Cash Management Funds
Dreyfus Government Cash Management
Dreyfus Government Securities Cash Management
Dreyfus Institutional Liquidity Funds
Dreyfus Treasury and Agency Liquidity Money Market Fund
Dreyfus Institutional Preferred Money Market Funds
Dreyfus Institutional Preferred Money Market Fund
Dreyfus Institutional Preferred Government Plus Money Market Fund
Dreyfus Institutional Reserves Funds
Dreyfus Institutional Treasury and Agency Cash Advantage Fund
Dreyfus Institutional Treasury Securities Cash Advantage Fund
Dreyfus Institutional Preferred Government Money Market Fund
Dreyfus Investment Grade Funds, Inc.
Dreyfus Inflation Adjusted Securities Fund
Dreyfus Short Term Income Fund
Dreyfus Investment Portfolios
Core Value Portfolio
MidCap Stock Portfolio
Small Cap Stock Index Portfolio
Technology Growth Portfolio
Dreyfus Liquid Assets, Inc.
Dreyfus Opportunity Funds
Dreyfus Japan Womenomics Fund
Dreyfus Natural Resources Fund
Dreyfus Strategic Beta Emerging Markets Equity Fund
Dreyfus Premier Short-Intermediate Municipal Bond Fund
Dreyfus Short-Intermediate Municipal Bond Fund
The Dreyfus Sustainable U.S. Equity Fund, Inc.
The Dreyfus Sustainable U.S. Equity Portfolio, Inc.
Dreyfus Tax Exempt Cash Management Funds
Dreyfus AMT-Free Tax Exempt Cash Management
Dreyfus Treasury & Agency Cash Management
Dreyfus Treasury Securities Cash Management
Dreyfus Ultra Short Income Fund

Dreyfus Fund Power of Attorney LaRoche-Morris 2019

Advantage Funds, Inc.
BNY Mellon Sustainable Balanced Fund
Dreyfus Global Dynamic Bond Income Fund
Dreyfus Global Real Return Fund
Dreyfus Opportunistic Midcap Value Fund
Dreyfus Opportunistic Small Cap Fund
Dreyfus Strategic Value Fund
Dreyfus Structured Midcap Fund
Dreyfus Technology Growth Fund
Dreyfus Total Emerging Markets Fund
Dynamic Total Return Fund
Dreyfus Growth and Income Fund, Inc.
Dreyfus Index Funds, Inc.
Dreyfus International Stock Index Fund
Dreyfus S&P 500 Index Fund
Dreyfus Smallcap Stock Index Fund
Dreyfus International Funds, Inc.
Dreyfus Emerging Markets Fund
Dreyfus Manager Funds II
Dreyfus Balanced Opportunity Fund
Dreyfus Midcap Index Fund, Inc.
Dreyfus New Jersey Municipal Bond Fund, Inc.
Dreyfus Premier Investment Funds, Inc.
Dreyfus Diversified International Fund
Dreyfus Global Real Estate Securities Fund
Dreyfus Large Cap Equity Fund
Dreyfus Large Cap Growth Fund
Dreyfus Research Growth Fund, Inc.
Dreyfus Stock Index Fund, Inc.
Dreyfus Variable Investment Fund
Appreciation Portfolio
Government Money Market Portfolio
Growth and Income Portfolio
International Equity Portfolio
International Value Portfolio
Opportunistic Small Cap Portfolio
Quality Bond Portfolio

Dreyfus Fund Power of Attorney LaRoche-Morris 2019

BNY Mellon Absolute Insight Funds, Inc.
BNY Mellon Absolute Insight Multi-Strategy Fund
BNY Mellon Insight Broad Opportunities Fund
BNY Mellon Insight Core Plus Fund
Dreyfus Bond Funds, Inc.
Dreyfus Municipal Bond Fund
Dreyfus Intermediate Municipal Bond Fund, Inc.
Dreyfus Municipal Funds, Inc.
Dreyfus AMT-Free Municipal Bond Fund
Dreyfus High Yield Municipal Bond Fund
Dreyfus New York Tax Exempt Bond Fund, Inc.
Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc.
Dreyfus California AMT-Free Municipal Bond Fund, Inc.
Dreyfus Premier GNMA Fund, Inc.
Dreyfus U.S. Mortgage Fund
Dreyfus Stock Funds
Dreyfus International Equity Fund
Dreyfus International Small Cap Fund
General New Jersey Municipal Money Market Fund, Inc.
Strategic Funds, Inc.
Dreyfus Active MidCap Fund
Dreyfus Select Managers Small Cap Growth Fund
Dreyfus Select Managers Small Cap Value Fund
Dreyfus U.S. Equity Fund
Global Stock Fund
International Stock Fund

Dreyfus Appreciation Fund, Inc.
Dreyfus BASIC Money Market Fund, Inc.
Dreyfus Municipal Bond Opportunity Fund
Dreyfus New York AMT-Free Municipal Bond Fund
Dreyfus Premier Worldwide Growth Fund, Inc.
Dreyfus Worldwide Growth Fund
Dreyfus State Municipal Bond Funds
Dreyfus Connecticut Fund
Dreyfus Massachusetts Fund
Dreyfus Pennsylvania Fund
General California Municipal Money Market Fund
General Government Securities Money Market Funds, Inc.
General Government Securities Money Market Fund
General Treasury Securities Money Market Fund
General Money Market Fund, Inc.
General Municipal Money Market Funds, Inc.
General Municipal Money Market Fund
General New York AMT-Free Municipal Money Market Fund

Dreyfus Fund Power of Attorney LaRoche-Morris 2019

Dreyfus BNY Mellon Funds, Inc.
Dreyfus Alternative Diversifier Strategies Fund
Dreyfus Global Emerging Markets Fund
Dreyfus Yield Enhancement Strategy Fund
Dreyfus Investment Funds
Dreyfus Diversified Emerging Markets Fund
Dreyfus/Newton International Equity Fund
Dreyfus/Standish Global Fixed Income Fund
Dreyfus Tax Sensitive Total Return Bond Fund
Dreyfus/The Boston Company Small/Mid Cap Growth Fund
Dreyfus/The Boston Company Small Cap Growth Fund
Dreyfus/The Boston Company Small Cap Value Fund
The Dreyfus/Laurel Funds Trust
Dreyfus Equity Income Fund
Dreyfus Global Equity Income Fund
Dreyfus International Bond Fund
Dreyfus High Yield Fund
The Dreyfus/Laurel Funds, Inc.
Dreyfus Bond Market Index Fund
Dreyfus Disciplined Stock Fund
Dreyfus Floating Rate Income Fund
Dreyfus Institutional S&P 500 Stock Index Fund
Dreyfus Tax Managed Growth Fund
General Treasury and Agency Money Market Fund